Exhibit 2.4

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (“Second Supplemental Indenture”) is made as of February 9, 2017 among Banco Supervielle S.A. (the “Bank”), The Bank of New York Mellon (the “Bank of New York”) and Banco Santander Rio S.A. (“Banco Santander Rio”).

WHEREAS the Bank issued Ps.4,768,170,000 Series A Floating Rate Notes due 2020 (the “Notes”) pursuant to a trust indenture, dated as of February 9, 2017 (the “Base Indenture”), entered into by and among the Bank, as Issuer, the Bank of New York, as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent, and Banco Santander Rio, as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina, an executed copy of which is attached hereto as Exhibit A, as supplemented by a First Supplemental Indenture, dated as of February 9, 2017 (the “First Supplemental Indenture”), among the Bank, as Issuer, the Bank of New York, as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent, and Banco Santander Rio, as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina, an executed copy of which is attached hereto as Exhibit B (the Base Indenture, as supplemented by the First Supplemental Indenture, collectively the “Indenture”);

WHEREAS, the Bank deems it to be desirable and not adverse to the interests of the holders of the Notes to amend the minimum authorized denominations of the Notes, as permitted pursuant to Section 11.01 of the Base Indenture;

WHEREAS, pursuant to Article 11 of the Base Indenture, the Bank has requested that the Trustee join in the execution of this Second Supplemental Indenture to amend the minimum authorized denominations of the Notes;

NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants hereinafter set forth, the parties hereby agree as follows:

SECTION 1.  Section 2.4 of the First Supplemental Indenture is hereby deleted and replaced with the following sentence: “The Notes will be issued in denominations of Ps.1,000,000 and multiples of Ps.1 in excess thereof.”

SECTION 2.  This Second Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented and amended hereby, the Indenture and the Notes are in all respects ratified and confirmed.

SECTION 3.  This Second Supplemental Indenture may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Supplemental Indenture by facsimile shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 4.  The recitals contained herein shall be taken as the statements of the Bank, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 5.  This Second Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

BANCO SUPERVIELLE S.A.

By:	/s/ E. Alejandro Stengel
	Name:	E. Alejandro Stengel
	Title:	Director

By:	/s/ Jose Luis Panero
	Name:	Jose Luis Panero
	Title:	Apoderado

THE BANK OF NEW YORK MELLON as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent

By:
Name:
Title:

By:
Name:
Title:

BANCO SANTANDER RIO as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina

By:
Name:
Title:

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

BANCO SUPERVIELLE S.A.

By:
Name:
	Title:	Director

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent

By:	/s/ J. Steven Broude
	Name:	J. Steven Broude
	Title:	Authorized Signatory

By:
Name:
Title:

BANCO SANTANDER RIO as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina

By:
Name:
Title:

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

BANCO SUPERVIELLE S.A.

By:
Name:
	Title:	Director

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee, Registrar, Calculation Agent, Paying Agent and Transfer Agent

By:
Name:
Title:

By:
Name:
Title:

BANCO SANTANDER RIO as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina

By:	/s/ Aniel Patson Costas
	Name:	Aniel Patson Costas
	Title:	Gerente Departmental

By:	/s/ Alejandro Butti
	Name:	Alejandro Butti
	Title:	Apoderado